UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JONES SODA CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

JONES SODA CO.

1522 Western Avenue, Suite 24150

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 18, 2025

9:00 A.M.

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Jones Soda Co. (the “Company,” “we,” “us,” or “our”) which will be held at 9:00 a.m. Seattle time on Friday, July 18, 2025. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2025. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. Only shareholders who owned stock at the close of business on the record date, May 21, 2025, are entitled to receive notice and to vote at the Annual Meeting, or any adjournments of the Annual Meeting that may take place. At the Annual Meeting, you will be asked to consider and act upon the following matters:

1.	To elect five directors to serve for a one-year term to expire at the 2026 annual meeting of shareholders;

2.	To approve, on an advisory basis, the Company’s 2024 named executive officer compensation;

3.	To ratify the appointment of Berkowitz Pollack Brant Advisors + CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on May 21, 2025 as the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY NOMINATED DIRECTORS DESCRIBED IN THE PROXY STATEMENT, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S 2024 NAMED EXECUTIVE OFFICERS, AND “FOR” RATIFICATION OF THE APPOINTMENT OF BERKOWITZ POLLAK BRANT ADVISORS + CPAS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Each of these items of business is more fully described in the proxy statement for the Annual Meeting (the “Proxy Statement”).

Internet Availability of Proxy Materials - In accordance with applicable Securities and Exchange Commission rules, we are making our proxy materials, including the Proxy Statement and the related proxy as well as our annual report for the year ended December 31, 2024 to security holders (which is not a part of our proxy solicitation materials), available over the Internet at https://www.jonessoda.com/pages/sec. Please read the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held by Virtual Meeting on July18, 2025 (the “Notice of Internet Availability”) and Proxy Statement for more information on this alternative, which we believe will allow us to provide shareholders with the information they need while lowering the costs of delivering the Proxy Statement and related materials and reducing the environmental impact of the Annual Meeting.

By the Order of the Board of Directors

/s/ Paul Norman
Paul Norman
Chairman of the Board of Directors

Seattle, Washington

Dated: June 4, 2025

Please note that in order to attend and vote at the Annual Meeting via live webcast, shareholders will need to access the website at www.virtualshareholdermeeting.com/JSDA2025 and input the unique 16-digit control number assigned to such shareholder, as set forth on the shareholder’s proxy card or the Notice of Internet Availability.

IMPORTANT

We urge you to vote by telephone, by Internet or by marking your vote on the proxy card, signing and dating the proxy card, and returning it to us in the envelope provided at your earliest convenience. Your vote will ensure the presence of a quorum at the Annual Meeting and will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option as described in the Proxy Statement. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

1522 Western Avenue, Suite 24150

Seattle, Washington 98101

PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 18, 2025

9:00 A.M.

The Board of Directors (the “Board” or “Board of Directors”) of Jones Soda Co. (the “Company”) is soliciting your proxy to vote at the Company’s annual meeting of shareholders, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. (Seattle time) on Friday, July 18, 2025. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2025. The matters for consideration at the Annual Meeting are as set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and shareholders of record access to our proxy materials over the Internet. Beneficial owners are shareholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about June 5, 2025, to our beneficial owners and shareholders of record who owned our common stock at the close of business on May 21, 2025. Beneficial owners and shareholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and shareholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically will remain in effect until the shareholder changes its election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2025.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the Notice.

The Annual Meeting webcast will begin promptly at 9:00 a.m. (Seattle time) on Friday, July 18, 2025. Online access will begin at 8:45 a.m. (Seattle time), and we encourage you to access the Annual Meeting prior to the start time. You will be able to participate in the Annual Meeting online, submit your questions and vote your shares electronically during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2025. During the live Q&A session of the Annual Meeting, members of our executive leadership team will be available to answer any questions you may have.

We will have technicians ready to assist you with any technical difficulties you may encounter accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.

Who is Entitled to Vote?

The Board has fixed the close of business on May 21, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 116,564,720 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting. If your shares are represented by a completed and signed proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with the recommendations of the Board.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Odyssey Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are three matters scheduled for a vote:

1.	The election of five directors to serve for a one-year term to expire at the 2026 annual meeting of shareholders;

2.	The approval, on an advisory basis, of the Company’s 2024 named executive officer compensation; and

3.	The ratification of the appointment of Berkowitz Pollack Brant Advisors + CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been revoked or withdrawn, notwithstanding that they may have been voted on the same or any other matter at a previous meeting.

How Do I Vote?

Shareholders of Record

For your convenience, record holders of our common stock have four methods of voting:

1.	Vote by Internet. Go to www.proxyvote.com.

2	By toll-free telephone: call 1-800-690-6903.

3.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	Vote during the meeting. Vote during the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a street name shareholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when one-third of the shares entitled to vote as of the Record Date, are represented in person (virtually) or by proxy. Thus, 38,854,907 shares must be represented in person (virtually) or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person (virtually) at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our shareholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a shareholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of five directors to serve for a one-year term to expire at the 2026 annual meeting of shareholders;

2.	“FOR” the advisory vote on our 2024 named executive officer compensation; and

3.	“FOR” the ratification of the appointment of Berkowitz Pollack Brant Advisors + CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

This authorization would exist, for example, if a shareholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote. The ratification of the appointment of our independent registered public accounting firm (Proposal 3) is the only routine proposal to be presented at the Annual Meeting. If nominees exercise this discretionary voting authority on Proposal 3, such shares will be considered present at the Annual Meeting for determining whether a quorum is present.

Brokers cannot use discretionary authority to vote shares on the election of directors, or the approval of the advisory vote on executive compensation if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a shareholder’s affirmative choice to decline to vote on a proposal. An abstention is not considered a “vote cast” and so is not counted either “for” or “against” any proposal that requires a majority of votes cast in favor in order to pass, which includes all of the proposals being presented at the Annual Meeting. Abstentions will be counted as present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the five members to our Board of Directors	Plurality of the votes cast (the five directors receiving the most “FOR” votes)

Approval of an advisory vote on our 2024 named executive officer compensation	A majority of the votes cast in favor exceeds the number of votes cast against.

Ratification of the appointment of Berkowitz Pollack Brant Advisors + CPAs as our independent registered public accounting firm for our fiscal year Ending December 31, 2025	A majority of the votes cast in favor exceeds the number of votes cast against

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting during the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Jones Soda Co., 1522 Western Ave, Suite 24150, Seattle, WA 98101. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our shareholders do not have appraisal rights under Washington law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Shareholder Proposals Due for the 2026 Annual Meeting?

We currently intend to hold the Company’s 2026 annual meeting of shareholders in June 2026. Eligible shareholders who wish to present proposals for action at the 2026 annual meeting of shareholders in accordance with the Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in our Proxy Statement must submit their proposals in writing to our Corporate Secretary, at PO Box 80526, Seattle, WA 98108 no later than the close of business on February 5, 2026. As described in the rules under the Exchange Act, simply submitting a proposal does not guarantee that it will be included.

In addition, as set forth in our Amended and Restated Bylaws, any shareholder who intends to present a proposal at the 2026 annual meeting of shareholders (other than a director nomination) must deliver notice to our Corporate Secretary no later than 90 days and no earlier than 120 days before the first anniversary of the date of the prior year’s annual meeting. This means that for the 2026 annual meeting of shareholders, we must receive notice no earlier than March 21, 2026 and no later than April 20, 2026, or such proposal will be considered untimely. Section 2.6.2 of our Amended and Restated Bylaws also requires the shareholder to provide additional specified information regarding the business that the shareholder proposes to bring before the meeting.

In addition, shareholders who intend to nominate persons for election to the Board of Directors at the Company’s 2026 annual meeting of shareholders must provide advance written notice of such nomination in the manner required by our Amended and Restated Bylaws. Written notice of nominations, complying with Section 2.6.1 of the Amended and Restated Bylaws, must be delivered or mailed by first class United States mail, postage pre-paid, to our Corporate Secretary not less than 14 days nor more than 50 days prior to the date of the 2026 annual meeting of shareholders; provided, however, that if less than 21 days’ notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to our Corporate Secretary not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the five director nominees set forth herein, and Proposal 2, approval, on an advisory basis, of the Company’s 2024 named executive officer compensation. Members of the Board and executive officers of the Company do not have any interest in Proposal 3, the ratification of the appointment of the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our shareholders.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. We currently have five directors, who are elected annually. Our current directors will continue to serve as directors until their death, resignation, removal or successor is duly elected. No director is required to make any specific amount or percentage of his/her business time available to us. Each of our officers intends to devote such amount of his time to our affairs as is required or deemed appropriate.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors selects the Chairman by consensus. Mr. Norman currently serves as the Chairman of the Board. The Board of Directors does not have a specific policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate, or if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors. Although Mr. Norman served as the both Chairman and the Company’s Interim Chief Executive Officer from October 25, 2024 to February 5, 2025 and Interim Chief Financial Officer from November 12, 2024 to February 5, 2025, currently, these roles are separate and the Chairman is a non-employee director. The Board of Directors believes that it should have discretion to determine the most appropriate leadership structure within the Board of Directors from time to time.

The Board of Directors believes having an independent Chairman of the Board is the appropriate leadership structure for the Board of Directors at this particular time. The Board of Directors believes this structure ensures a greater role for the independent directors in the oversight of the Company, as well as their active participation in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board of Directors also believes its administration of risk oversight, as discussed below, has not affected the Board’s leadership structure.

The Board of Directors oversees the Company’s risk management process, while executive management oversees and manages risk on a day-to-day operational basis. The Board of Directors receives regular reports from executive management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While the Board of Directors is ultimately responsible for risk oversight, each of the committees of the Board of Directors assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company, reviewing management’s policies, programs and policies to deal with risk, identifying members of management whose responsibility it is to manage risks and receiving reports from such persons. The Compensation and Governance Committee is responsible for overseeing the management of risks relating to corporate governance and the compensation of executives, employees and non-employee directors. The independent members of the board manage risks associated with Board composition, including the independence of Board members. The Chair of the relevant Board committee reports on its discussions regarding risk management to the full Board of Directors, enabling the Board of Directors and its committees to coordinate the risk oversight roles.

Director Independence

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, our Board of Directors has determined each of  Messrs. Norman, Dissinger, Reichman and Sirkin do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under The Nasdaq Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

Committee of our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation and Governance Committee (the “Compensation Committee”), and a Mergers and Acquisitions and Investments Committee. Our entire Board of Directors serves in place of a Nominating Committee, and our independent directors are responsible for, among other things, identifying individuals qualified to become members of our Board of Directors and approving director candidates for election to our Board of Directors. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their death, resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee represents our Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices, and any related party transactions. Among its responsibilities, the Audit Committee: is responsible for selecting, retaining or replacing our independent auditors; reviewing the scope, fees and result of their audit; reviewing the independence of our auditors; reviewing and approving any non-audit services and related fees; being informed of the auditors significant audit findings and management’s responses; reviewing the adequacy of our accounting and financial personnel; reviewing our financial reporting processes and internal controls over financial reporting and disclosure controls and procedures; and overseeing legal and regulatory compliance matters, including reviewing and approving all significant related party transactions and potential conflict of interest situations. In addition, the Audit Committee reviews our quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee also periodically reviews, in consultation with the Compensation Committee, our Code of Conduct and Code of Ethics, and establishes and reviews (a) procedures for receipt, retention and treatment of complaints regarding our accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on a periodic basis, and by the Board of Directors as appropriate. A current copy of the charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The Audit Committee is currently comprised of Messrs. Dissinger, (Chair), Sirkin, and Reichman. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Dissinger, Sirkin, and Reichman qualify as an “independent” director under applicable SEC and Nasdaq rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board of Directors have determined that Ronald Dissinger qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Compensation and Governance Committee

The Compensation Committee is currently comprised of Mr. Sirkin (Chair), Mr. Reichman, and since November 12, 2024, Mr. Dissinger. Our Board of Directors has determined that, after consideration of all relevant factors, each of the directors who served on the Compensation Committee during the year ended December 31, 2024, except for Mr. Murray who briefly served on the Compensation Committee from October 25, 2024 to November 12, 2024 to replace Mr. Norman who resigned from the Compensation Committee on October 25, 2024 in connection with his appointment as the Company’s Interim Chief Executive Officer, qualified as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules and qualified as an “outside director” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to our Board of Directors regarding our general compensation policies as well as the compensation plans and specific compensation levels for our executive officers.

The Compensation Committee has a number of functions and responsibilities as delineated in its written charter, which is reviewed by the committee on an annual basis, and by our Board of Directors as appropriate. A copy of the Compensation Committee charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The primary functions of the Compensation Committee are to (i) assist our Board of Directors with its responsibilities relating to compensation of our Chief Executive Officer and other executives, employees and directors who are not our employees, (ii) advise our Board of Directors in connection with our retirement, welfare and other benefit plans, (iii) develop, update, as necessary, and recommend to our Board of Directors corporate governance principles and policies applicable to us, and monitor compliance with such principles and policies and (iv) administer our Clawback Policy. The Compensation Committee, when appropriate, may delegate authority to subcommittees and may delegate authority to one or more designated members of the committee, our Board of Directors or our officers. Additionally, the Compensation Committee, in its sole discretion, may retain compensation consultants, independent counsel, accounting and other professionals without seeking approval of our Board of Directors with respect to the selection, fees or retention terms for these advisors. The Compensation Committee did not retain a compensation consultant in 2024.

Under its charter, the Compensation Committee establishes and annually reviews policies regarding executive compensation. With respect to our Chief Executive Officer, the Compensation Committee solicits input from the full Board of Directors and, based on that input, develops corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and recommends to our Board of Directors the Chief Executive Officer’s compensation based on this evaluation and other relevant information. For other executive officers, the Chief Executive Officer provides the Compensation Committee with a performance assessment and recommendation regarding performance goals and compensation. The Compensation Committee reviews this information and the recommendations, as well as other relevant information, and recommends the compensation of these officers on an annual basis to our Board of Directors for approval. With respect to equity grants, the Compensation Committee has the authority, without approval from our Board of Directors, to approve all equity awards to employees and executive officers, although our general practice is to obtain approval from our Board of Directors of equity awards.

The Chief Executive Officer reports to the Compensation Committee periodically on the results of the evaluations of our executive officers (other than the Chief Executive Officer). In addition to the Chief Executive Officer’s involvement in setting individual performance goals, conducting evaluations and making compensation recommendations for other executive officers, our management team plays an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Compensation Committee in recommending to our Board of Directors compensation packages that will enable us to attract and retain key talent.

Under its charter, the Compensation Committee also reviews director compensation practices, including analysis of our practice in comparison to other companies, and recommends to our Board of Directors revisions to the Company’s director compensation program. In addition, the Compensation Committee develops, periodically reviews and recommends to our Board of Directors director and executive stock ownership guidelines, and provides oversight and recommendations to our Board of Directors regarding our tax-qualified and nonqualified benefit plans. In addition, the Compensation Committee develops and recommends to our Board of Directors procedures for selection of the Chairperson of the Board, and helps develop an annual meeting calendar for our Board of Directors. The Compensation Committee recommends to our Board of Directors, as appropriate, the number, type, functions and structure and independence of the committees of our Board of Directors, and helps determine procedures for selection of the Chief Executive Officer and assists with the development and maintenance of a succession plan. The Compensation Committee also periodically reviews, in consultation with the Audit Committee, our Code of Conduct and Code of Ethics, and consults with and supports the Audit Committee with respect to the establishment of (a) procedures for receipt, retention and treatment of complaints regarding our accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Compensation Committee also develops, reviews and recommends such other corporate governance policies and principles as it deems appropriate.

Mergers and Acquisitions and Investment Committee

The Mergers and Acquisitions and Investments Committee examines possible strategic acquisitions and significant investments by us to formulate recommendations concerning any such possible transactions to our Board as a whole. The Mergers and Acquisitions and Investments Committee is currently comprised of Messrs. Reichman (Chair), Dissinger, and Norman.

Director Nominations Process

We do not have a separate nominating committee as our entire Board performs the functions of a nominating committee. Our independent directors are responsible for, among other things, identifying individuals qualified to become members of our Board of Directors and approving director candidates for election to our Board of Directors, including the development of policies and procedures to assist in the performance of these responsibilities. In the event there is a vacancy on our Board of Directors, the independent members of our Board of Directors will initiate the effort to identify appropriate director candidates. The independent members of our Board of Directors will also periodically review the appropriate size of our Board of Directors, any appropriate restrictions on service on our Board of Directors such as term limits and retirement policy, standards regarding our definition of “independence,” establishing performance criteria/expectations for director performance, and overseeing the criteria and method for evaluating the effectiveness of our Board of Directors. See “Considerations in Evaluating Director Nominees” for more information on our director nominating process.

Code of Ethics and Code of Conduct

We have a Code of Ethics that applies to our Chief Executive Officer and other senior financial officers, as well as a Code of Conduct applicable to all directors, officers and employees. A copy of each is posted on our website at www.jonessoda.com under the Investor Relations tab, under “Corporate Governance” and under the headings “Code of Ethics” and “Code of Conduct,” respectively. If we waive any material provision of our Code of Conduct or Code of Ethics for our Chief Executive Officer or senior financial officers or substantively change the codes, we will disclose that fact on our website within four business days.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or any other disposition of our securities that applies to our directors, officers and employees, and other covered persons. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to our Company.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors and employees are prohibited from engaging in short sales of our securities and any hedging or monetization transactions involving our securities. Our Insider Trading Policy further prohibits such persons from holding our securities on margin in a margin account or otherwise pledging our securities. As of December 31, 2024, none of our directors or executive officers had pledged any shares of our common stock.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require the Company to identify any Reporting Person who failed to file any such report on a timely basis.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons, we believe that all Reporting Persons filed all required Section 16(a) reports on a timely basis for fiscal year 2024, except as follows: Ronald Dissinger failed to file a Form 4 to report the vesting of 145,348 Restricted Stock Units (“RSUs”) into 145,348 shares of common stock on December 31, 2024, filed a late Form 4 on October 18, 2024 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on September 30, 2024 and a late Form 4 on September 9, 2024 to report the vesting of 290,697 RSUs into 290,697 shares of common stock on June 30, 2024; Paul Norman failed to file a Form 4 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on December 31, 2024, filed a late Form 4 on October 18, 2024 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on September 30, 2024 and a late Form 4 on September 9, 2024 to report the vesting of 290,697 RSUs into 290,697 shares of common stock on June 30, 2024; Clive Sirkin failed to file a Form 4 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on December 31, 2024, filed a late Form 4 on October 18, 2024 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on September 30, 2024 and a late Form 4 on September 9, 2024 to report the vesting of 290,697 RSUs into 290,697 shares of common stock on June 30, 2024; Gregg Reichman failed to file a Form 4 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on December 31, 2024, filed a late Form 4 on October 18, 2024 to report the vesting of 145,348 RSUs into 145,348 shares of common stock on September 30, 2024, and a late Form 4 on September 9, 2024 to report the vesting of 290,697 RSUs into 290,697 shares of common stock on June 30, 2024; Mark Murray failed to file a Form 4 to report the vesting of 118,097 RSUs into 118,097 shares of common stock on December 31, 2024, filed a late Form 4 on October 18, 2024 to report the vesting of 118,095 RSUs into 118,095 shares of common stock on September 30, 2024 and a late Form 4 on September 9, 2024 to report the vesting of 236,191 RSUs into 236,191 shares of common stock on June 30, 2024 and the vesting of 600,000 RSUs into 600,000 shares of common stock on August 15, 2024; SOL Global Investments Corp. filed a late Form 4 on March 25. 2024 in connection with the sale of an aggregate of 626,447 shares of common stock from March 5, 2024 to March 20, 2024 and a late Form 4 on March 25, 2024 in connection with the sale of an aggregate of 513,200 shares of common stock from February 2, 2024 to February 22, 2024.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2024, the Board of Directors held seven meetings; the Audit Committee held four meetings; the Compensation Committee held no meetings and the Mergers and Acquisitions and Investment Committee held no meetings. During fiscal year 2024, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his tenure. The independent members of the Board of Directors also meet separately without management directors to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Shareholders’ Meeting

We do not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. Two of our then-current directors attended our 2024 annual meeting of shareholders.

Communication with Directors

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., PO Box 80526, Seattle, WA 98108. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of the Company, and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or

●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., PO Box 80526, Seattle, WA 98108. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his review and follow-up action as he deems appropriate.

Considerations in Evaluating Director Nominees

The Board of Directors determined that given the current size of the Company that director nomination responsibilities should be overseen by the entire Board. The Board’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. The Board of Directors has adopted the Director Selection Guidelines, a copy of which is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.” In accordance with the Director Selection Guidelines, the Board of Directors, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; training, experience and ability in making and overseeing policy in business; commitment to fulfilling the duties of the Board of Directors; commitment to understanding the Company’s business; commitment to engaging in activities in the best interests of the Company; independence; diversity; industry knowledge and contacts; financial or accounting expertise; leadership qualities; public company board of director and committee experience; and other relevant qualifications. The Board does not have a formal policy with respect to diversity; however, the Board believes it essential to have directors representing diverse viewpoints. Accordingly, diversity is one factor considered by the Board in evaluating overall Board composition and evaluating appropriate director candidates. We believe our current directors bring strong diversity of experiences to the Board as leaders in business, finance and legal affairs. The Board periodically reviews the composition of the Board and assesses the characteristics and critical skills required of prospective director candidates.

Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Board, there are no stated minimum criteria, qualities or skills for director nominees. The Board may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The Board identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Board also takes into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the Board decides to recommend that the size of the Board be increased, the Board will identify the desired skills and experience of a new nominee in light of the criteria described above. Potential director candidates are referred to the Chair of the Board for consideration by the Board as a whole. If necessary or desirable in the opinion of the Board, the Board will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist in the identification of director candidates. The Board recommends the director nominees to the shareholders for election.

The Board will consider candidates recommended by shareholders in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chair of the Board, c/o the Corporate Secretary of the Company, providing the candidate’s name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2026 annual meeting of shareholders must provide advance written notice of such nomination to the Corporate Secretary of the Company in the manner described below under the heading “When are Shareholder Proposals Due for the 2026 Annual Meeting?”

Director Compensation

The following table sets forth information with respect to compensation paid by us to our non-employee directors during the last completed fiscal year ended December 31, 2024:

					Change in
	Fees				Pension Value & Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Paul Norman(3)	-	(3)	-	-	-	-	(3)
Clive Sirkin	-	80,000	-	-	-	-	80,000
Ronald Dissinger(4)	-	80,000	-	-	-	-	80,000
Gregg Reichman	-	80,000	-	-	-	-	80,000
Mark Murray	-	65,000	-	-	-	-	65,000
Chad Bronstein(5)	-	-	-	-	-	-	-

(1)	The amounts in this column represent the aggregate grant date fair values for stock awards, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 for awards granted during the current year. For a discussion of valuation assumptions, see Note 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”).

(2)	The amounts in this column represent the aggregate grant date fair values for stock option awards, computed in accordance with ASC Topic 718 for awards granted during the current year. For a discussion of valuation assumptions, see Note 7 to our financial statements included in our 2024 Annual Report

(3)	Since Mr. Norman served as Interim Chief Executive Officer from October 25, 2024 to February 5, 2025 and Interim Chief Financial Officer from November 12, 2024 to February 5, 2025, Mr. Norman’s compensation for service on the Board is reported in the summary compensation table below in the section titled “Executive Compensation”. Mr. Norman did not receive any additional compensation for serving as our Interim Chief Executive Officer or our Interim Chief Financial Officer.

(4)	Mr. Dissinger served as Interim Chief Financial Officer of the Company from November 4, 2024 to November 12, 2024 but did not receive any additional compensation for serving in such capacity.

(5)	Mr. Bronstein did not stand for re-election to the Board at the annual meeting of the Company’s shareholders held on May 13, 2024.

In February 2023, the Board adopted a non-employee director compensation plan that consisted of a combination of cash and stock options. On June 26, 2024, Messrs. Norman, Sirkin, Dissinger and Reichman were granted 581,394 RSUs as compensation for service on the Board as well as service as chair of either the Board or a Board committee in 2024, while Mr. Murray was granted 472,383 RSUs for service on the Board in 2024. Such RSUs vested according to the following vesting schedule: 50% on June 30, 2024, 25% on September 30, 2024 and the remaining 25% on December 31, 2025.

We also maintain liability insurance for all of our directors and executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will elect five directors to hold office until the 2026 annual meeting of shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Directors are elected by a plurality of votes cast by shareholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of the Record Date.

NAME	AGE	POSITION
Paul Norman	60	Chairman of the Board of Directors
Ronald Dissinger	66	Director
Clive Sirkin	61	Director
Gregg Reichman	64	Director
Mark Murray	66	Director

The business background and certain other information about our directors is set forth below.

Paul Norman, Chairman of the Board of Directors

Paul Norman has been a director of the Company since August 2019 and has served as the Chairman of the Company’s Board of Directors since March 15, 2022. In addition, from October 25, 2024 to February 5, 2025, Mr. Norman served as Interim Chief Executive Officer of the Company and from November 12, 2024 until February 5, 2025, he served as Interim Chief Financial Officer of the Company. Mr. Norman is a global consumer products leader with over 30 years of experience creating brand and shareholder value. Until May 21, 2025, he served as a director on the board of directors of TRUBAR Inc. (formerly Simply Better Brands Corp.) (TSX-V: SBBC) (OTCQX: SBBCF), a platform with diversified assets in the plant-based and wellness consumer product categories. Mr. Norman previously served as Chief Executive Officer of Blue Triton Brands from 2022 to 2023, the President of CHW Acquisition Corporation (Nasdaq: CHWA), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, from February 2021 to August 2022, when such company completed a business combination transaction. From 2019 to 2020, he served as chairman and CEO of HeavenlyRx, a privately held CBD wellness company. Prior to HeavenlyRx, Mr. Norman spent three decades at the Kellogg Company, the multinational food-manufacturing company, where he served as President of Kellogg’s North American business from 2015 to 2018, and Chief Growth Officer from 2013 to 2015. In addition to his time at Kellogg, from 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board from 2016 to 2018. Mr. Norman received a bachelor’s degree with honors in French from Portsmouth Polytechnic. Mr. Norman was originally an “Investor Designee” of Heavenly Rx, as defined in the Investor Rights Agreement between the Company and Heavenly Rx (the “IRA”) and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement. We believe Mr. Norman is qualified to serve as a director of our Company because of his extensive experience in the food and beverage industry as well as his experience holding senior executive positions in a Fortune 500 public company.

Ronald Dissinger, Director

Ronald Dissinger has served as a director of the Company since May 2023 and from November 4, 2024 until November 12, 2024, he served as Interim Chief Financial Officer of the Company. Prior to joining the Board, from January 2010 until his retirement in 2017, Mr. Dissinger served as the Senior Vice President and Chief Financial Officer of the Kellogg Company. Previously, Mr. Dissinger had served in a number of financial roles with the Kellogg Company, including Assistant Controller, Vice President and Chief Financial Officer Europe, and Vice President and Chief Financial Officer North America. Mr. Dissinger obtained a bachelor of science from Albright College in 1980 and is also a Certified Management Accountant. We believe Mr. Dissinger brings to our Board of Directors executive leadership experience and expertise and finance and accounting.

Clive Sirkin, Director

Clive Sirkin has been a director of the Company since August 2019. Mr. Sirkin is a seasoned marketing executive who has held various executive roles in large multinational consumer packaged goods companies. He was most recently the Chief Growth Officer for the Kellogg Company from January 2016 through February 2019. In this capacity he was a member of the company’s Executive Committee and was responsible for research and development, innovation, sales, marketing, research and analytics and setting the category strategy for the company. Prior to Kellogg, Mr. Sirkin served as the Chief Marketing Officer of Kimberly-Clark from March 2012 to November 2015, overseeing all marketing across their business to business and business to consumer divisions. This followed a more than 16 year career in advertising at Leo Burnett, where he served in various leadership capacities across multiple geographies culminating in being named Group Managing Director with responsibility for setting the global business strategy for the group. He also served on the Global Executive Committee and the board of the company. Mr. Sirkin currently serves on the boards of Screendragon ltd., UCAN, 70 Faces Media and Marketeam.ai and previously served on the board of Fyllo Tech. He earned a B. Comm. degree from the University of Witwatersrand in South Africa. Mr. Sirkin was originally an “Investor Designee” of Heavenly Rx, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement. We believe Mr. Sirkin is qualified to serve on our Board of Directors because of his marketing expertise and experience in the food industry.

Gregg Reichman, Director

Gregg Reichman has been a director of the Company since February 2023. Mr. Reichman has served as the Co-Founder of Active Funding Group LLC (“AFG”) since 2009, a business that focuses on entrepreneurial real estate ventures and on the distressed real estate sector. Under Mr. Reichman’s guidance, AFG grew from a startup to a successful private lending company. We believe Mr. Reichman brings to our Board of Directors executive leadership experience and experience with mergers and acquisitions.

Mark Murray, Director

Mark Murray was our President and Chief Executive Officer from December 2020 through June 2023, and has been a director of the Company since May 2021. Prior to that, he was the President of JGC Food Company (“JGC”), a privately-owned food manufacturer specializing in fresh soups, sauces, sides, and entrées, a position he held from 2017 to May 2019, and was previously the Vice President of Sales and Marketing of JGC from 2013 to 2017. In addition, he was previously the Vice President of Sales of Harry’s Fresh Foods from 2011 and 2013 and Vice President of National Accounts of Solo Cup Company from 2008 to 2011. Previous to 2008, Mr. Murray held numerous other roles in sales and marketing, including a 22-year career with Kraft Foods. Mr. Murray received a Bachelor of Arts degree in Marketing, from Michigan State University. We believe Mr. Murray is qualified to serve on our Board of Directors because he brings first-hand knowledge of the Company’s day-to-day operations as well as an understanding of the operational, financial and strategic issues facing our Company.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages as of the Record Date:

NAME	AGE	POSITION
Scott Harvey	63	Chief Executive Officer and President
Brian Meadows	60	Chief Financial Officer
Jerry Goldner	57	Chief Growth Officer
Gabe Carimi	36	Vice President of Operations

Scott Harvey, Chief Executive Officer and President

Scott Harvey was appointed as the Company’s Chief Executive Officer and President on February 5, 2025. Prior to joining the Company, Mr. Harvey served as Brand President of Dunn Brothers Coffee, a chain of coffee shops offering small-batch roast coffee, from July 2023 to February 2025. He has also held executive posts with Golden Krust Caribbean Bakery as President and Chief Executive Officer from January 2022 to July 2023, Black Rifle Coffee Company as President and Chief Operating Officer from September 2018 to August 2021, Nathan’s Famous as Executive VP from July 2015 to September 2018 and Einstein Noah Restaurant Group as SVP Restaurant Operations from January 1995 to June 2015. Mr. Harvey earned a B.S. in hotel and restaurant management from Johnson & Wales University.

Brian Meadows, Chief Financial Officer

Brian Meadows was appointed as the Company’s Chief Financial Officer on February 5, 2025. Mr. Meadows brings to the Company experience as a senior executive of companies in several industries. Since October 2020, Mr. Meadows has served as Chief Financial Officer of Atmofizer Technologies Inc. (CSE: ATMO) (OTC PINK: ATMFF), a clean technology company. From December 2020 to December 2024, Mr. Meadows served as Chief Financial Officer for Simply Better Brands Corporation (TSXV: SBBC) (OTCQX: SBBCF), a platform with diversified assets in the plant-based and wellness consumer product categories, and from 2018 to 2020 he worked as an independent consultant. From 2007 to 2018, Mr. Meadows served as Chief Financial Officer and from 2011 until 2018 he served as President of GLG Life Tech Corporation (TSX: GLG), a sustainable and vertically integrated producer of zero-calorie natural sweeteners. Mr. Meadows holds a BBA from Wilfrid Laurier University and an MBA from the University of Glasgow and has both Certified Financials Analyst (CFA) and a Certified Public Accountant (CPA) designations.

Jerry Goldner, Chief Growth Officer

Jerry Goldner was appointed as the Company’s Chief Growth Officer in October 2023. Mr. Goldner’s career spans across many senior executive leadership positions at companies in the food and beverage industry, and he has a long-proven history in creating and accelerating company value and growth. Prior to this appointment as the Company’s Chief Growth Officer, Mr. Goldner served in various roles with Stryve Foods, a healthy snack company, from April 2021 to October 2023, including SVP Marketing/GM from May 2023 to October 2023, Chief Customer Officer from August 2022 to October 2023 and Vice President of Sales from April 2021 to August 2022. He also served as the Chief Growth Officer at CFH, Ltd/CFH Bioscience Ltd, a vertically integrated CBD company based in Colorado from September 2020 to April 2021 and President of Skout Backcountry, an organic, plant-based snack company, from April 2017 to September 2020. Mr. Goldner has held various other positions including Senior Vice President of Sales for Farmwise, GM/SVP at Saxco International, Vice President North American Marketing and Sales for Owens-Illinois, Vice President North American Sales for Tribe Foods/Nestle and Director Marketing, Senior Director Alternate Channel Innovation, Director Account Specific Marketing, Director Promotions/Marketing Services, Senior Manager Trade Marketing Innovation, and Senior Sales Manager Gulf States team for the Kellogg Company over his 19 years. Mr. Goldner holds an MBA from Rockhurst University and an undergraduate degree in Marketing from the University of Missouri where he also worked for Coca-Cola and Anheuser/Busch.

Gabe Carimi, Vice President of Operations

Gabe Carimi has served as our Vice President of Operations since March 4, 2024 and General Manager of Mary Jones since October 2024. Prior to that, in February 2017, Mr. Carimi Co-Founded and served as Co-Chief Executive Officer of Stryve Biltong, a healthy snack company, from February 2017 to December 2019. From 2011 until 2015, Mr. Carimi was a professional football player playing for the Atlanta Falcons, Tampa Bay Buccaneers and Chicago Bears. Mr. Carimi received his Bachelor of Science in engineering from University of Wisconsin-Madison.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2024 and 2023, all compensation awarded or paid by us to, or earned by, the following persons (referred to as our “Named Executive Officers” or “NEOs”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)	Total
David Knight (3)	2024	323,078	-	-		-	36,176	359,254
Former President and Chief Executive Officer	2023	181,731	-	-		1,172,000	-	1,353,731
Paul Norman (4)	2024	-	-	80,000	(5)	-	-	80,000
Former Interim Chief Executive Officer and Interim Chief Financial Officer	2023	-	-	-		-	-	-
Jerry Goldner	2024	250,000	-	-		225,855	-	475,855
Chief Growth Officer	2023	48,397	-	-		-	-	48,397
Gabe Carimi	2024	168,525	-	-		-	-	168,525
VP Operations and General Manager Mary Jones	2023	-	-	-		-	-	-

(1)	Stock awards awarded to NEOs consist primarily of RSUs issued under the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Plan”). The amounts shown do not reflect whether the recipient has actually realized or will realize a financial benefit from such awards. The amounts shown represent the aggregate grant date fair value of awards granted as determined in accordance with Financial Accounting Standards Board ASC Topic 718 (“ASC Topic 718”). See Note 7 to our consolidated financial statements included in the 2024 Annual Report regarding the assumptions underlying the valuation of equity awards.
(2)	Represents the aggregate grant date fair value for awards granted, as applicable, in accordance with ASC Topic 718. See Note 7 to our consolidated financial statements included in the 2024 Annual Report regarding the assumptions underlying the valuation of equity awards.
(3)	Mr. Knight ceased to serve as President and Chief Executive Officer of the Company on October 25, 2024.
(4)	Mr. Norman served as Interim Chief Executive Officer from October 25, 2024 to February 5, 2025 and Interim Chief Financial Officer from November 12, 2024 to February 5, 2025. He did not receive any compensation for serving in these roles.
(5)	Mr. Norman was granted RSUs in connection with his service on the Board and as chair of the Board.

Narrative Disclosure to Summary Compensation Table

The following describes the material factors necessary to understand the compensation disclosed in the Summary Compensation Table above.

David Knight. Mr. Knight, the Company’s former President and CEO had an annual base salary of $350,000 as of June 23, 2023. Additionally, Mr. Knight was eligible to receive an annual cash bonus of $175,000 (the “Annual Bonus”) in the event that the Company achieved annual revenues in the applicable fiscal year of at least $23,452,000 (calculated in accordance with Generally Accepted Accounting Principles in the United States) (the “Knight Revenue Target”) and at least $959,000 in annual adjusted EBITDA (as calculated in a manner consistent with the calculation of adjusted EBITDA in the previous fiscal year) (the “Knight EBITDA Target”). The Annual Bonus was to be adjusted upward by $2,500 for each 1% that the Company’s actual annual revenues and adjusted EBITDA exceeded the Knight Revenue Target and the Knight EBITDA Target, up to a maximum of $175,000 (the total Annual Bonus paid in any given year not to exceed $350,000). Based on the Company’s performance, Mr. Knight did not receive an Annual Bonus payment in either 2023 or 2024.

Pursuant to the terms of the employment agreement between the Company and David Knight, on June 8, 2023, the Board granted Mr. Knight non-qualified stock options to purchase 4,000,000 shares of common stock of the Company pursuant to the 2022 Plan. The options were subject to time-based vesting as follows, in each case subject to Mr. Knight’s continued service through the applicable time vesting date: (1) 1,333,333 of the options vested on June 19, 2024, (2) an additional 1,333,333 of the options was scheduled to vest on June 19, 2025, and (3) the remaining 1,333,334 of the options was scheduled to vest on June 19, 2026. On October 25, 2024, Mr. Knight ceased to serve as President and Chief Executive Officer of the Company and all of his unvested options were forfeited at that time.

Jerry Goldner. Mr. Goldner has served as our Chief Growth Officer since October 23, 2023. Pursuant to an employment agreement between the Company and Mr. Goldner, dated October 23, 2023 (the “Goldner Employment Agreement”), Mr. Goldner is entitled to a base salary of $250,000 per year (the “Goldner Base Salary”), and is eligible for an annual cash bonus of $87,500 (the “Goldner Annual Bonus”) in the event that the Company achieves annual revenues in the applicable fiscal year of an amount established annually by the Compensation Committee (the “Goldner Revenue Target”) and in an amount in annual adjusted EBITDA (as calculated in a manner consistent with the calculation of adjusted EBITDA in the previous fiscal year) as established annually by the Compensation Committee (the “Golder EBITDA Target”). In accordance with the terms of the Goldner Employment Agreement as part of the Goldner Annual Bonus, Mr. Goldner is eligible for an additional payment if the Company’s annual revenues and adjusted EBITDA both exceed the Goldner Revenue Target and the Goldner EBITDA Target respectively by at least 1%. The Annual Bonus is to be adjusted upward by 1% of the Goldner Base Salary, up to a maximum of 15% of the Goldner Base Salary, for each 1% of the lesser of either the Company’s actual annual revenues exceeding the Goldner Revenue Target or annual adjusted EBITDA exceeding the Goldner EBITDA Target. According to the Goldner Employment Agreement, the total Goldner Annual Bonus paid in any given year shall not exceed 50% of the Goldner Base Salary. Based on the Company’s performance, Mr. Goldner did not receive a Goldner Annual Bonus in either 2023 or 2024.

Pursuant to the terms of the Goldner Employment Agreement, on October 23, 2023, the Board granted Mr. Goldner non-qualified stock options to purchase 1,200,000 shares of common stock of the Company pursuant to the 2022 Plan. The options are subject to time-based vesting as follows, in each case subject to Mr. Goldner’s continued service through the applicable time vesting date: (1) 400,000 of the options vested October 24, 2024, (2) an additional 400,000 of the options shall vest on October 24, 2025, and (3) the remaining 400,000 of the options shall vest on October 24, 2026.

Gabe Carimi. Mr. Carimi has served as our Vice President of Operations since March 4, 2024 and the General Manager of Mary Jones since October 2024. Pursuant to an offer letter dated February 27, 2024 (the “Carimi Offer Letter”), Mr. Carimi is entitled to a base salary of $200,000 per year, and is eligible for an annual cash bonus of 30% of his base salary in the event that the Company achieves annual revenues in the applicable fiscal year of an amount established annually by the Compensation Committee and in an amount in annual adjusted EBITDA (as calculated in a manner consistent with the calculation of adjusted EBITDA in the previous fiscal year) as established annually by the Compensation Committee. Mr. Carimi did not receive an annual bonus in 2024.

The Company also agreed in the Carimi Offer Letter to grant to Mr. Carimi non-qualified stock options to purchase 500,000 shares of common stock of the Company pursuant to the 2022 Plan, to vest annually in equal installments over a three-year period from the date of grant. These stock options have yet to be granted as of the date of the Record Date.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information about outstanding equity awards held by each of our Named Executive Officers as of December 31, 2024.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date
David Knight (1)	6/8/2023	1,333,333	-	$0.21	1/25/2025
Paul Norman (2)	-	-	-	-	-
Jerry Goldner (3)	10/24/2023	400,000	800,000	$0.21	10/24/2033
Gabe Carimi	-	-	-	-

(1)	Mr. Knight’s was granted 4,000,000 stock options granted in June 2023, of which 1,333,333 were vested at the time that Mr. Knight ceased to serve as President and Chief Executive Officer of the Company on October 25, 2024. All unvested stock options held by Mr. Knight were forfeited on the date that he ceased to serve as an officer of the Company.

(2)	Mr. Norman served as Interim Chief Executive Officer from October 25, 2024 to February 5, 2025 and Interim Chief Financial Officer from November 12, 2024 to February 5, 2025. He did not receive any compensation for this role. Mr. Norman’s stock compensation is presented under the Board of Directors Compensation information.

(3)	Mr. Goldner was granted stock options in October 2023 which vest over a period of 36 months, with 33% vesting after one year (in each case, subject to Mr. Goldner’s continued service with the Company).

Additional Narrative Disclosure

On March 15, 2022, our Board adopted the 2022 Plan, which became effective upon approval by our shareholders on May 16, 2022. Under the 2022 Plan, the sum of (i) 10,000,000 shares of the Company’s common stock, plus (ii) the number of shares of common stock reserved, but unissued under the 2011 Plan, plus (iii) the number of shares of common stock underlying forfeited awards under the 2011 Plan are initially available for issuance of awards under the 2022 Plan. Additionally, the number of shares of the Company’s common stock available reserved under the 2022 Plan is subject to an annual increase on the first day of each calendar year beginning with the first January 1 following the effective date of the 2022 Plan and ending with the last January 1 during the initial ten-year term of the 2022 Plan, equal to the lesser of (A) 4% of the shares of the Company’s common stock outstanding (which shall include shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares, including without limitation, preferred stock, warrants and employee options to purchase any shares) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by our Board. The Company may grant incentive stock options, non-statutory stock options, stock appreciation rights, RSUs, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2022 Plan.

Compensation Practices

We have evaluated the risks arising from our compensation policies and practices for our employees and concluded that such risks are not reasonably likely to have a material adverse effect on the Company. In this regard, the following factors, among others, were considered:

●	Compensation is in line with the Company’s business plan and discourages inappropriate risk-taking for short-term gains;

●	Long-term incentive compensation is primarily in the form of stock options that generally vest over multiple year periods, thereby aligning the interests of management and other key employees with the long-term interests of our shareholders;

●	Annual cash bonuses are discretionary and are not governed by a fixed formula; and

●	Sales commissions are not an element of our compensation practices for our Named Executive Officers or other senior management.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee last granted a stock option in February 2025. The Company does not (i) grant stock options or similar awards to directors, officers and significant shareholders who file reports with the SEC under Section 16(a) under the Exchange Act or other Vice Presidents and above who directly report to the Chief Executive Officer, in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s shares of common stock, such as a significant positive or negative earnings announcement, or (ii) time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant. The Company typically grants annual retention stock options to all of its employees during the Compensation Committee meeting taking place in the first quarter of each year. The Company also grants stock options to new hires soon after the employee start date.

The Company’s executive officers would not be permitted to choose the grant date for any stock option grants. During fiscal 2024, none of the Company’s named executive officers were awarded stock options.

PAY VERSUS PERFORMANCE

The table below shows for 2024, 2023 and 2022 the “total” compensation for Mark Murry our principal executive officer (“PEO”) until June 23, 2023, David Knight, our PEO from June 23, 2023 until October 25, 2024, Paul Norman, our Interim Chief Executive Officer from October 25, 2024 to February 5, 2025, and our other Named Executive Officers from the Summary Compensation Table above; the “Compensation Actually Paid” to those officers calculated using rules required by the SEC; our total shareholder return; and our net income. “Compensation Actually Paid” does not represent the value of shares received by the officers during the year, but rather is an amount calculated under Item 402(v) of Regulation S-K.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually paid to Non-PEO NEOs (2)($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (3)	Net loss (In thousands) ($) (4)

2024	439,255	383,529	299,511	273,000	108	(9,895)
2023	2,233,531	1,921,531	192,940	185,007	55	(4,854)
2022	405,595	361,845	210,842	194,084	36	(6,404)

(1)	Includes total compensation of $879,801 and $405,595 for Mark Murray for the years ended December 3, 2023 and 2022, respectively, and total compensation of $359,254.54 and $1,353,731 for David Knight during the years ended December 31, 2024 and 2023, respectively. Paul Norman did not receive any compensation for serving as Interim Chief Executive Officer.

(2)	Reflects compensation actually paid to our PEO and non-PEO NEOs in 2024, 2023 and 2022, consisting of the respective amounts set forth in column (b) and (d) of the table above, adjusted as set forth in the following table, as determined in accordance with SEC rules:

	2024 - PEO ($)	2023 - PEO ($) (5)	2022 - PEO ($)	2024-Non-PEO NEOs ($)	2023-Non-PEO NEOs ($)	2022 -Non-PEO NEOs ($)
Summary Compensation Table (“SCT”) Total Compensation	439,255	2,233,531	405,595	299,511	192,940	210,842
Deduct: Amounts Reported under the “Option Awards” and Equity Awards Columns in the SCT	(80,000)	(1,640,000)	-	(180,496)	(23,040)	(25,000)
Add: Fair Value of Awards Granted during the year that Remain Unvested as of Year-end	95,908	1,328,000	-	-	23,040	25,000
Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding & Unvested as of Year-end	-	-	-	-	(6,500)	-
Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(71,634)	-	(43,750)	(128,000)	(1,433)	(16,758)
Compensation Actually Paid	383,529	1,921,531	361,845	273,000	185,007	194,084

(3)	For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31, 2024, 2023 and 2022.

(4)	Reflects “Net loss” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2024 2023, and 2022.

(5)	Includes $468,000 in aggregate grant date fair value of RSUs granted to Mark Murray and $1,172,000 in aggregate grant date fair value of Stock Options granted to David Knight, minus $156,000 in aggregate grant date fair value of unvested RSUs held by Mark Murray at December 31, 2023 and $1,172,000 in aggregate grant date fair value of unvested Stock Options held by David Knight at December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain relationships and related transactions

During the last two fiscal years, except as set forth below, there were no transactions to which we were a party, including transactions in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. Except as set forth herein, we are not a party to any related party transactions and no transactions are currently proposed in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

On May 7, 2025, we entered into a loan agreement with the Chairman of our Board of Directors in the amount of $450,000. The interest rate on this loan is 12% per annum. The principal, together with accrued interest and a loan fee of $22,000, is due and payable in full by October 10, 2025. A $22,000 loan fee is also due upon repayment.

The Board, upon the recommendation of the Audit Committee, has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors and executive officers are expected to disclose to our principal financial officer (or, if the transaction involves the principal financial officer, to the CEO) (either, as applicable, the “Designated Officer”) the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. For purposes of our policy, a related person transaction is generally defined as any transaction involving a related person as defined under Item 404(a) of Regulation S-K, the SEC’s related person transaction disclosure rule, without regard to a dollar threshold for such transaction.

If the Designated Officer determines that the transaction is a related person transaction under our policy, the Designated Officer will notify the Chair of the Audit Committee and submit the transaction to the Audit Committee, which will review and determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

●	the extent of the related person’s interest in the transaction;

●	whether the terms are comparable to those generally available in arm’s-length transactions; and

●	whether the related person transaction is consistent with the best interests of the Company.

The related person involved in the related person transaction may participate in the approval/ratification process only to provide additional information as needed for the Audit Committee’s review. If any related person transaction is not approved or ratified by the Audit Committee, the Audit Committee may take such action in respect of the transaction as it may deem necessary or desirable in the best interests of the Company and its shareholders. If any related person transaction is ongoing or is part of a series of transactions, the Audit Committee may establish guidelines as necessary to appropriately review the ongoing related person transaction. After initial approval/ratification of the transaction, the Audit Committee will review the related person transaction on a regular basis (at least annually).

The Audit Committee is authorized to administer our related person transactions policy, and may amend, modify and interpret the policy as it deems necessary or desirable. Any material amendments or modifications to the policy will be reported to the full Board at its next regularly scheduled meeting. In addition, the Audit Committee will conduct a regular review and assessment of the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

●	each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock;

●	our named executive officers;

●	each of our directors and director nominees; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date pursuant to the exercise of options or warrants or conversion of preferred stock or convertible debt are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 116,594,720 shares of common stock outstanding as of the Record Date.

Except as indicated in footnotes to this table and pursuant to applicable community property laws, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Jones Soda Co., 1522 Western Avenue, Suite 24150, Seattle, Washington 98101.

	Beneficial Ownership of Common Stock (1)
Name and Address of Beneficial Owner	No. of Shares	Securities Currently Exercisable or Within 60 Days		Total Beneficial Ownership		Percent of Total
5% Owners
SOL Verano Blocker 1 LLC	12,601,860	-		12,601,860		10.8%
Executive Officers and Directors
Scott Harvey, Chief Executive Officer	-	-		-		-
Brian Meadows, Chief Financial Officer	-	-		-		-
Mark Murray, Director	2,032,382	600,000	(2)	2,632,382		2.2%
Jerry Goldner Chief Growth Officer	400,000	-		400,000		*
Gabe Carimi, General Manager of Mary Jones	-	-		-		*
Clive Sirkin, Director	2,581,604	922,372	(3)	3,503,976		3.0%
Paul Norman, Director	2,486,545	1,102,372	(4)	2,817,524	(5)	2.4%
Gregg Reichman, Director	1,416,664	299,667	(6)	1,716,331		1.5%
Ronald Dissinger, Director	581,393	-		581,393		*
All current directors and executive officers as a group (9) persons)(7)	9,498,588	2,924,411		11,651,606		9.8%

* Less than one percent

(1) The table is based upon information supplied by such principal shareholders, executive officers and directors.
(2) Consists of 100,000 stock options with an exercise price of $0.59 per share and 500,000 stock options with an exercise price of $0.165 per share.
(3) Consists of 300,000 stock options with an exercise price of $0.209 per share, 400,000 stock options with an exercise price of $0.26 per share, 37,037 stock options with an exercise price of $0.675 per share, 104,690 stock options with an exercise price of $0.2388, per share, and 80,645 stock options with an exercise price of $0.31 per share.
(4) Consists of 300,000 stock options with an exercise price of $0.209 per share, 580,000 stock options with an exercise price of $0.26 per share, 37,037 stock options with an exercise price of $0.675 per share, 104,690 stock options with an exercise price of $0.2388, per share, and 80,645 stock options with an exercise price of $0.31 per share.
(5) The securities are owned by Paul Timothy Norman Trust. Paul Norman is the Trustee of Paul Timothy Norman Trust and in such capacity has the right to vote and dispose of the securities held by such trust.
(6) Consists of 125,667 stock options with an exercise price of $0.209 per share and 174,000 stock options with an exercise price of $0.236
(7) Consists of Messrs. Harvey, Goldner, Norman, Sirkin, Reichman, Murray, Carimi, Dissinger, and Meadows.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, also known as the “say-on-pay vote”, as described below.

The objective of the compensation program for our Named Executive Officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation philosophy is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our Named Executive Officers. Before voting on this Proposal 2, you are urged to read the section of this proxy entitled “Executive Compensation”.

Because your vote is advisory, it will not be binding on our Board of Directors, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our Named Executive Officers. However, our Board of Directors and our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a shareholder vote at the Annual Meeting:

RESOLVED that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the proxy statement for the Company’s 2025 annual meeting of shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Summary Compensation Table and related compensation tables, narrative disclosure and other related tables and disclosure.

Unless the Board of Directors modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2026 annual meeting of shareholders.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2025

The Board requests that our shareholders ratify the appointment of Berkowitz Pollack Brant Advisors + CPAs (“Berkowitz Pollack Brant”) to serve as our independent registered public accounting firm for the year ending December 31, 2025. Berkowitz Pollack Brant has acted as our principal accountant since 2023 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

A representative of Berkowitz Pollack Brant is not expected to be present at the Annual Meeting.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by such firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with the Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2024 be included in the 2024 Annual Report, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Accountant Fees and Services

The following table sets forth the aggregate fees billed by our current independent accountants, Berkowitz Pollack Brant, for professional services rendered in the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees (1)	$215,000	$64,000
Audit-Related Fees (2)	80,000	—
Tax fees (3)	—	—
All Other Fees (4)	—	—

The following table sets forth the aggregate fees billed by our former independent accountants, Armanino LLP, for professional services rendered in the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees (1)	$—	$163,138
Audit-Related Fees (2)	—	—
Tax fees (3)	127,284	60,625
All Other Fees (4)	—	—

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings, including, without limitation, our Registration Statements on Form S-1.
(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” generally represents fees for products and services provided to the Company that are not otherwise reported in the table.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by our independent accountants for 2024 was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter requires that the Audit Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent accountants. In addition, the charter requires the Audit Committee to pre-approve all additional non-audit matters, if any, to be provided by the independent accountants.

Changes in our Accountants

Dismissal of Independent Registered Public Accounting Firm

As previously disclosed in a Current Report on Form 8-K filed with the SEC on July 18, 2023, through and with the approval of its Audit Committee, the Company dismissed Armanino LLP (“Armanino”) as its independent registered public accounting firm. Armanino audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021. The reports of Armanino on the financial statements of the Company for the fiscal years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through the interim period ended March 31, 2023, there were no disagreements between the Company and Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the interim period ended March 31, 2023, Armanino did not advise the Company of any “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company other than in connection with management’s conclusions in its annual report on Form 10-K for the fiscal year ended December 31, 2022 that the Company did not design appropriate controls to identify and reconcile prepaid assets and associated short-term liabilities, which resulted in a material error that was corrected through the restatement of the Company’s consolidated financial statements as of and for the year ended December 31, 2021, and the correction of the unaudited quarterly financial information for period endings March 31, 2022 and June 30, 2022.

Engagement of Independent Registered Public Accounting Firm

As previously disclosed in a Current Report on Form 8-K filed with the SEC on July 18, 2023, through and with the approval of its Audit Committee, the Company appointed Berkowitz Pollack Brant as its independent registered public accounting firm. During the Company’s two most recently completed fiscal years and through the date of engagement of Berkowitz Pollack Brant, neither the Company nor anyone on behalf of the Company consulted with Berkowitz Pollack Brant regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BERKOWITZ POLLACK BRANT ADVISORS + CPAS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent registered public accounting firm (our “independent accountants”), Berkowitz Pollack Brant, was engaged on July 14, 2023 and is responsible for performing an independent audit of our consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing their report.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2024 with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountants’ independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Ronald Dissinger, Chair

Clive Sirkin

Gregg Reichman

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please vote online, by telephone or by signing, dating and returning your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Corporate Secretary at (206) 624-3357, or submit a request in writing to our Corporate Secretary, Jones Soda Co., PO Box 80526, Seattle, WA 98108. Shareholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.

Annual Reports on Form 10-K

Additional copies of the 2024 Annual Report” may be obtained without charge by writing to the Corporate, Jones Soda Co., PO Box 80526, Seattle, WA 98108.

By Order of the Board of Directors

/s/ Paul Norman
Paul Norman
Chairman of the Board of Directors

June 4, 2025

JONES SODA CO.®

JONES SODA CO.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 17, 2025. Have your proxy card and your control number (indicated below) available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/JSDA2025**
You may attend the Meeting via the internet and vote during the Meeting. Have your control number (indicated below) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 17, 2025. Have your proxy card and control number (indicated below) available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Ronald Dissinger 02) Mark Murray 03) Paul Norman 04) Gregg Reichman 05) Clive Sirkin

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2.	A non-binding advisory resolution on our executive compensation as represented in the proxy statement ("say-on-pay").	☐	☐	☐
3.	Ratification of the appointment of Berkowitz Pollack Brant Advisors + CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000680331_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

JONES SODA CO.
Annual Meeting of Shareholders
July 18, 2025, 9:00 a.m. local time
This proxy is solicited by the Board of Directors

You will only be able to attend the meeting virtually via live webcast at www.virtualshareholdermeeting.com/JSDA2025.

The undersigned shareholder of Jones Soda Co., a Washington corporation (the "Company"), hereby appoints Scott Harvey and Brian Meadows, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2025 Annual Meeting of Shareholders (the "Shareholder Meeting") to be held by virtual meeting on July 18, 2025, at 9:00 a.m. local time, live via the Internet. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/JSDA2025 on July 18, 2025, at 9:00 a.m. local time, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy Card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE COMPANY'S NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board.

0000680331_2 R1.0.0.2

Continued and to be signed on reverse side

Your **Vote** Counts!

JONES SODA CO.

2025 Annual Meeting

Vote by July 17, 2025

11:59 PM ET

JONES SODA CO.

JONES SODA CO.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

You invested in JONES SODA CO. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on July 18, 2025.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 04, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

July 18, 2025

9:00 AM LST

Virtually at:
www.virtualshareholdermeeting.com/JSDA2025

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Ronald Dissinger 02) Mark Murray 03) Paul Norman 04) Gregg Reichman 05) Clive Sirkin	For
2.	A non-binding advisory resolution on our executive compensation as represented in the proxy statement ("say-on-pay").	For
3.	Ratification of the appointment of Berkowitz Pollack Brant Advisors + CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.